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                                                                    EXHIBIT 23.1

                            CONSENT OF LEGAL COUNSEL

                          STEPHEN A. ZRENDA, JR., P.C.
                         ATTORNEYS AND COUNSELORS AT LAW
                              2440 BANK ONE CENTER
                               100 NORTH BROADWAY
                          OKLAHOMA CITY, OKLAHOMA 73102

Telephone (405) 235-2111  Email: zrendaesq@aol.com     Telecopier (405) 235-2157
                                 -----------------

Material Technologies, Inc.
11661 San Vincente Boulevard
Suite 707
Los Angeles, California 90049


         We hereby consent to the use of our name in the Form S-8 registration statement of Material Technologies, Inc.

Oklahoma City, Oklahoma                        STEPHEN A. ZRENDA, JR., P.C.
September 26, 2003

                                               By: /s/ Stephen A. Zrenda, Jr.
                                                   -----------------------------
                                                       Stephen A. Zrenda, Jr.